PROSPECTUS and                  PRICING SUPPLEMENT NO. 8
PROSPECTUS SUPPLEMENT, each     effective at 10:00 AM EST
Dated July 10, 2001             Dated 2 November 2001
CUSIP: 24422ENS4                Commission File No.: 333-62622
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $2,875,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue
                  (Floating Rate Notes)

Original Issue Date:              6 November 2001

Maturity Date:                    6 November 2003

Principal Amount:                 $30,000,000

Interest Rate Basis:              USD-LIBOR-Telerate

Index Maturity:                   3 Month

Spread:                           Plus 40 basis points

Initial Interest
Determination Date:               2 November 2001

Day Count Convention:             Actual/360

Interest Reset Dates:             Quarterly on the 6th
                                  Feb, May, Aug, Nov
                                  (or next Business Day)

Interest Determination Dates:     Two London Banking Days
                                  preceding such Interest
                                  Reset Dates

Interest Payment Dates:           Quarterly on the 6th
                                  Feb, May, Aug, Nov
                                  (or next Business Day)

Redemption Provisions:            None

Plan of Distribution:             Banc of America Securities LLC,
                                  As Agent, has offered the
                                  Senior Notes for sale at
                                  a price of 100% of the
                                  aggregate principal amount of
                                  the Senior Notes.

Banc of America Securities LLC